			Exhibit 21.01
Our principal subsidiaries and equity-accounted affiliates as at February 20, 2013 were:

Company Name	Voting Interest	Jurisdiction of Organization	Subsidiary / Equity-Accounted Affiliate
CME Bulgaria B.V.	94%	Netherlands	Subsidiary
LG Consult EOOD	100%	Bulgaria	Subsidiary (in liquidation)
BTV Media Group EAD	94%	Bulgaria	Subsidiary
Radiocompany C.J. OOD	69.56%	Bulgaria	Subsidiary
Balkan Media Group AD	21.62%	Bulgaria	Cost Investment

Nova TV d.d.	100%	Croatia	Subsidiary

CET 21 spol. s r.o.	100%	Czech Republic	Subsidiary

CME Investments B.V.	100%	Netherlands	Subsidiary
Media Pro International S.A.	100%	Romania	Subsidiary
Media Vision S.R.L .	100%	Romania	Subsidiary
Pro TV S.A.	100%	Romania	Subsidiary
Campus Radio S.R.L.	20%	Romania	Equity-Accounted Affiliate

CME Slovak Holdings B.V.	100%	Netherlands	Subsidiary
A.R.J., a.s.	100%	Slovak Republic	Subsidiary
MARKÍZA-SLOVAKIA, spol. s r.o.	100%	Slovak Republic	Subsidiary
PMT, s.r.o.	31.5%	Slovak Republic	Cost investment

MMTV 1 d.o.o.	100%	Slovenia	Subsidiary (in liquidation)
Produkcija Plus d.o.o.	100%	Slovenia	Subsidiary
POP TV d.o.o.	100%	Slovenia	Subsidiary
Kanal A d.o.o.	100%	Slovenia	Subsidiary
Euro 3 TV d.o.o.	42%	Slovenia	Equity-Accounted Affiliate
TELEVIDEO d.o.o.	100%	Slovenia	Subsidiary

Pro Digital S.R.L.	100%	Moldova	Subsidiary

CME Media Pro B.V.	100%	Netherlands	Subsidiary
Media Pro Sofia EOOD	100%	Bulgaria	Subsidiary
Media Pro Audiovizual d.o.o.	100%	Croatia	Subsidiary
Media Pro Pictures s.r.o.	100%	Czech Republic	Subsidiary
Čertova nevěsta, s.r.o.	51%	Czech Republic	Subsidiary
Pro Video Film & Distribution Kft.	100%	Hungary	Subsidiary
Media Pro Pictures S.A.	100%	Romania	Subsidiary
Mediapro Music Entertainment S.R.L.	100%	Romania	Subsidiary
Media Pro Distribution S.R.L.	100%	Romania	Subsidiary
Pro Video S.R.L.	100%	Romania	Subsidiary
Hollywood Multiplex Operation S.R.L.	100%	Romania	Subsidiary

Hollywood Multiplex Operation Cinemas S.R.L.	100%	Romania	Subsidiary
Domino Production S.R.L.	51%	Romania	Subsidiary
Studiourile Media Pro S.A.	92.21%	Romania	Subsidiary
Mediapro Magic Factory S.R.L.	100%	Romania	Subsidiary
MediaPro Entertainment Slovakia, s.r.o.	100%	Slovak Republic	Subsidiary
CME Media Pro Ljubljana, d.o.o.	100%	Slovenia	Subsidiary
BONTONFILM a.s.	100%	Czech Republic	Subsidiary
Meme Media a.s.	100%	Czech Republic	Subsidiary
BONTONFILM a.s.	100%	Slovak Republic	Subsidiary
Central European Media Enterprises N.V.	100%	Curacao	Subsidiary
Central European Media Enterprises II B.V.	100%	Curacao	Subsidiary
CME Media Enterprises B.V.	100%	Netherlands	Subsidiary
CME Programming B.V.	100%	Netherlands	Subsidiary
CME Development Financing B.V.	100%	Netherlands	Subsidiary
CME Media Services Limited	100%	United Kingdom	Subsidiary
CME Services s.r.o.	100%	Czech Republic	Subsidiary
CME Media Pro Distribution B.V.	100%	Netherlands	Subsidiary
CME Slovenia B.V.	100%	Netherlands	Subsidiary

CME Development Corporation	100%	Delaware (USA)	Subsidiary
CME Austria GmbH	100%	Austria	Subsidiary
Glavred-Media LLC	10%	Ukraine	Cost Investment